UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2013

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-54056    27-1744232

(Commission File Number)    (IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia     30326

(Address of principal executive offices)    (Zip Code)

(404) 475-6599

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On October 30, 2012, State Bank Financial Corporation (the “Company”) filed a current report on Form 8-K announcing the appointment of J. Thomas Wiley, Jr. as President and Vice Chairman of the Company and State Bank and Trust Company, our subsidiary bank (the “Bank”), with the appointment to become effective January 1, 2013. Upon the effective date of Mr. Wiley’s appointment, Mr. Kim M. Childers resigned as President and Chief Credit Officer of the Company and the Bank. Mr. Childers continues to serve as Vice Chairman of both the Company and the Bank. In addition, upon his resignation as President, Mr. Childers was appointed to serve as Executive Risk Officer of the Company and the Bank. On March 15, 2013, Mr. Childers and the Bank entered into a fourth amendment to his employment agreement dated July 24, 2009, as amended, to delete the provisions in his employment agreement that reference Mr. Childers’ duties or responsibilities to serve as President and Chief Credit Officer of the Bank and to include his new position as Executive Risk Officer. Under the fourth amendment, Mr. Childers and the Bank also waived any rights they might have otherwise had to assert that Mr. Childers’ resignation as President and Chief Credit Officer constituted termination for any reason under the employment agreement. A copy of the fourth amendment to Mr. Childers’ employment agreement is filed with this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
(e)    Entry into a Separation Agreement with Our Chief Financial Officer
On March 15, 2013, Thomas L. Callicutt, Jr., our chief financial officer, entered into a separation agreement with the Bank that provides for severance payments to Mr. Callicutt upon termination of his employment in certain circumstances upon a change in control, as described below. The separation agreement provides for a term of one year that automatically renews each day after the effective date so that the term remains a one-year term until the Bank notifies Mr. Callicutt that the automatic renewal should discontinue. For purposes of the benefits provided in the separation agreement, a change in control is deemed to occur, in general, if:

•
a person or group of persons acquires voting securities of the Company or the Bank, if, after the transaction such person or group or persons owns, controls or holds more than 51% of any class of voting securities of the Company or the Bank;

•
within any twelve-month period, the persons who were directors of the Bank or the Company before the beginning of such period, cease to constitute at least a majority of such board of directors (with certain exceptions provided, including that 2/3 of the incumbent directors may approve or recommend election of non-incumbent directors);

•
the approval by the shareholders of the Bank or the Company of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Bank or the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the surviving entity; or

•	the sale, transfer or assignment of all or substantially all of the assets of the Bank or the Company and its subsidiaries to any third party.

Upon providing proper notice, if, during the one year period commencing after a change in control (or in the event of an anticipatory termination, the period commencing up to six months prior to the consummation of a change in control), the Bank terminates Mr. Callicutt without cause or Mr. Callicutt terminates his employment for good reason, Mr. Callicutt will be entitled to receive a severance payment in a lump sum equal to the average of his base salary over the last three fiscal years (or his average annualized compensation for such shorter period of time as he has been employed by the Bank). For purposes of the separation agreement, “good reason” is generally defined as (i) a material diminution in his compensation, duties and responsibilities, or (ii) the transfer of his current location to another location more than 30 miles away. In addition, under the separation agreement, “cause” is generally defined to mean the following:

•
conduct that constitutes fraud, dishonesty, gross malfeasance of duty or conduct grossly inappropriate to his office and is demonstrably likely to lead to material injury to the Bank or which resulted or was intended to result in his direct or indirect gain or personal enrichment;

•	conduct resulting in his conviction of a felony or any crime involving dishonesty, moral turpitude, theft or fraud;

•	a material breach of his obligations under the separation agreement;

•	an intentional breach by him of any of the Bank’s policies and procedures;

•	performance which results in his not attaining pre-determined performance goals and objectives;

•	the failure to perform his assigned duties or to follow reasonable instructions from his supervisor; or

•	conduct which results in his permanent removal as an officer or employee of the Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Bank.

A copy of the separation agreement with Mr. Callicutt is filed with this current report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the separation agreement is qualified in its entirety by reference to the full text of the separation agreement filed with this current report on Form 8-K.

Item 8.01    Other Events.
In January 2013, the Company and the Bank appointed Stephen W. Doughty as its Corporate Development Officer. In this role, Mr. Doughty will be responsible for seeking out merger, acquisition and expansion opportunities for the Company and the Bank. Mr. Doughty will continue to serve as a Vice Chairman of the Company and the Bank but has resigned from his position as Executive Banking Officer. On March 15, 2013, Mr. Doughty and the Bank entered into a third amendment to his employment agreement dated July 19, 2010, as amended, to delete the provisions in his employment agreement that reference Mr. Doughty’s duties or responsibilities to serve as Executive Banking Officer of the Bank and to include his new position as Corporate Development Officer. Under the third amendment, Mr. Doughty and the Bank also waived any rights they might have otherwise had to assert that Mr. Doughty’s resignation as Executive Banking Officer constituted termination for any reason under the employment agreement. A copy of the third amendment to Mr. Doughty’s employment agreement is filed with this current report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Fourth Amendment to Employment Agreement dated March 15, 2013 by and among Kim M. Childers and State Bank and Trust Company
10.2	Separation Agreement dated March 15, 2013 by and among Thomas L. Callicutt, Jr. and State Bank and Trust Company
10.3	Third Amendment to Employment Agreement dated March 15, 2013 by and among Stephen W. Doughty and State Bank and Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: March 15, 2013	By: /s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer